ZACKS INVESTMENT MANAGEMENT, INC.

                        INVESTMENT ADVISER CODE OF ETHICS







                                  OCTOBER 2004


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                                TABLE OF CONTENTS
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I.       Overview.................................................................................................1

II.      Standards of Business Conduct............................................................................2
         A.       Front Running...................................................................................2
         B.       Personal Gain on Client Accounts/Conflicts of Interest..........................................2
         C.       Insider Trading.................................................................................2
         D.       Advisory Agreements.............................................................................3
         E.       Solicitation/Referral Fee Arrangements..........................................................3
         F.       Recommendations/Transactions for Client Accounts................................................3
         G.       Advertisements..................................................................................3
         H.       No Guarantees to Investors......................................................................3
         I.       Disclosure of Client or Investor Information....................................................4
         J.       Borrowing from/Lending to Clients...............................................................4
         K.       Recording Conversations.........................................................................4
         L.       Misrepresentations..............................................................................4
         M.       Trading Errors/Falsification of Records.........................................................4
         N.       Media/Lecture Activities........................................................................5
         O.       Changes in Personal or Disciplinary Information.................................................5
         P.       Activities for Entities Other Than ZIM..........................................................6

III.     Purpose of Personal Trading Policies and Compliance Procedures...........................................7
         A.       Overview of Personal Trading Policies...........................................................7
         B.       Statement of General Policies...................................................................8
                  1.       Insider Trading........................................................................8
                  2.       Other Confidential Information.........................................................8
                  3.       Conflicts of Interest..................................................................8
         C.       Insider Trading.................................................................................8
                  1.       Who is an Insider?.....................................................................9
                  2.       What is Material Information?..........................................................9
                  3.       What is Nonpublic Information?.........................................................9
                  4.       Penalties for Insider Trading.........................................................10
                  5.       Policy Statement Regarding Insider Trading............................................10
                  6.       Procedures to Prevent Insider Trading.................................................10
         D.       Other Confidential Information.................................................................11
                  1.       Confidential Information Defined......................................................11
                  2.       Policy Statement Regarding Use and Treatment of Confidential Information..............12
                  3.       Procedures Regarding Use and Treatment of Confidential Information....................12
         E.       Conflicts of Interest Involving Trading Securities for Personal Accounts.......................12
                  1.       Fiduciary Duty to Avoid Conflicts of Interest between Client Accounts and
                              Personal Accounts .................................................................12
                  2.       Policy Statement Regarding Trading for Personal Accounts..............................13


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                  3.       Definition of Publicly Traded Securities..............................................13
                  4.       Definition of Limited Investment Opportunities........................................13
                  6.       Initial Procedures Regarding Personal Accounts........................................14
                  7.       Trading Procedures for Personal Accounts..............................................15
                  8.       Pre-Clearance of Limited Investment Opportunities (Effective Date:  January 1, 2005)..18
                  9.       Quarterly Reporting Requirements for Personal Accounts................................21
                  10.      Notification of Interest (for All Securities).........................................22

IV.      Summary.................................................................................................22
         A.       Importance of Adherence to Procedures..........................................................22
         B.       Annual Circulation/Certification...............................................................22
         C.       Questions......................................................................................23
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                                    Exhibits



Exhibit A:  Supervised Person's Statement of Outside Activities

Exhibit B:  Statement of Personal Accounts

Exhibit C:  Sample Letter Requesting Duplicate Confirmations

Exhibit D:  Personal Securities Holdings Report

Exhibit E:  Personal Trading Email Report/Pre-Clearance Form

Exhibit F:  Supervised Person's Confirmation of No Personal Securities Trading
            Accounts

Exhibit G:  Quarterly Personal Trading Report

Exhibit H:  Supervised Person's Disciplinary Reporting Form

Exhibit I:  Annual Compliance Certification


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I.       OVERVIEW.

         Zacks Investment Management, Inc. ("ZIM") is a registered investment adviser with the Securities and Exchange Commission (the "SEC"). ZIM developed this Investment Adviser Code of Ethics (the "Code of Ethics") comply with new Rule 204A-1 under the Investment Advisers Act of 1940, as amended, (the "Advisers Act").(1) Rule 204A-1 requires investment advisers registered with the Securities and Exchange Commission (the "SEC") to establish, maintain, and enforce a written Code of Ethics that, at a minimum, includes the following areas:

         o        Standards of business conduct required of its Supervised
                  Persons;

         o Requirements that Supervised Persons comply with applicable federal securities laws;

         o Personal trading reports by Supervised Persons who are "access persons" within the context of the rules;

         o Mandatory reporting of violations of the Code of Ethics to the adviser's Chief Compliance Officer or other designated person; and

         o The adviser must provide Supervised Persons with a copy of the Code of Ethics, including any amendments, and obtain written acknowledgement from Supervised Persons of their receipt of the Code of Ethics and any amendments.

         Related amendments to Rule 204-2 under the Advisers Act require the adviser to maintain certain books and records related to the Code of Ethics, as follows:

         o A copy of each Code of Ethics adopted and implemented at any time within the last five years;

         o A record of any violations of the Code of Ethics, and any action taken as a result of the violations;

         o A record of all Supervised Persons' acknowledgements required under Rule 204A-1 for each person currently employed by the adviser, or employed within the last five years;

         o A record of the names of all "access persons" currently employed by the adviser or who were employed within the last five years; and

         o A record of any decisions approving the purchase of securities by access persons and the reasons for such decisions, maintained for at least a five-year period after the end of the fiscal year in which the approval was given.


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(1)      Rule 204A-1 was adopted by the SEC on May 26, 2004, with a January 7,
         2005 compliance date. However, ZIM has elected to revise its current policies and procedures and to reorganize certain portions of its Compliance Manual into a Code of Ethics, as contemplated by new Rule 204A-1, in connection with updating its Compliance Program.


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         The Code of Ethics is applicable to all of ZIM's principals, officers, and employees, referred to herein as "Supervised Persons."

II.      STANDARDS OF BUSINESS CONDUCT

         All Supervised Persons of ZIM are expected to comply with all provisions of applicable federal and state securities laws and regulations. In addition to compliance with the letter of applicable securities laws and regulations, it is expected that ZIM's Supervised Persons will at all times comply with the spirit of such laws and regulations. ZIM Supervised Persons should exercise high standards of professionalism consistent with ZIM's fiduciary role in dealing with ZIM's advisory clients, including the investors in the private investment funds managed or advised by ZIM.

         In light of ZIM's expectations, at a minimum, no Supervised Person of ZIM may engage in any of the following activities while such person is associated with ZIM:

         A.       FRONT RUNNING

                  Supervised Persons are prohibited from placing a personal order in particular securities in advance of a research report under preparation by ZIM. Transactions shall not be made until such reports have been published, and shall be subject to the prior written approval of the Chief Compliance Officer. Supervised Persons should document the time of entry and execution of personal and ZIM orders to prove that no violation of "front running" has occurred. (See ZIM's Personal Trading Policies and Compliance Procedures in Section III of this Code of Ethics.)

         B.       PERSONAL GAIN ON CLIENT ACCOUNTS/CONFLICTS OF INTEREST

                  1. Supervised Persons are prohibited from sharing in client gains or losses. This prohibition is designed to eliminate potential conflicts of interest.

                  2. Supervised Persons who are investment personnel (other than purely clerical personnel) must report all of the transactions in their personal accounts (including those of spouses and minor children) to the Chief Compliance Officer each quarter, by the 30th day(2) of the month following the end of a calendar quarter. In lieu of such reports, Supervised Persons may direct that the broker-dealers provide duplicate statements directly to the Chief Compliance Officer, who will review such statements for any conflicts of interest.

         C.       INSIDER TRADING

                  Supervised Persons are prohibited from violating applicable federal securities laws, including the prohibition from trading on the basis of material nonpublic inside information. (See ZIM's complete Insider Trading Policy in Section III of this Code of Ethics.)

------------------
(2) Note this change is effective as of January 2005. Thus, Supervised Persons' quarterly personal transaction reports and duplicate statements for the quarter ending December 2004 will be due on or before January 30, 2005.


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         D.       ADVISORY AGREEMENTS

                  With respect to entering new investment advisory agreements, a Supervised Person may not:

                  o Execute any investment advisory agreement on behalf of ZIM unless such person is the President, or is a principal authorized by the President.

                  o Provide investment advisory services to any person before a written investment advisory agreement has been entered into with such person in accordance with ZIM's account opening procedures.

                  o Modify the terms of any standard form of investment advisory agreement for clients without the prior approval of the Chief Compliance Officer and an authorized principal of ZIM.

                  o Enter into a directed brokerage arrangement with a client without the approval of the Chief Compliance Officer, who will ensure that appropriate disclosure provisions are included in the advisory agreement.

         E.       SOLICITATION/REFERRAL FEE ARRANGEMENTS

                  Supervised Persons may not enter into an agreement on behalf of ZIM with any person to solicit clients or potential clients for ZIM without the prior written approval of the Chief Compliance Officer and the President. In addition, Supervised Persons may not pay, or agree to pay, any person a fee for recommending ZIM to any client or potential client without the prior written approval of the Chief Compliance Officer and compliance with applicable regulations.

         F.       RECOMMENDATIONS/TRANSACTIONS FOR CLIENT ACCOUNTS

                  A Supervised Person may not recommend a transaction to any client unless the person making such recommendation is the Portfolio Manager for the client's account. No Supervised Person serving as a ZIM Trader shall effect a transaction for any client's account unless the Portfolio Manager for the account has directed the Trader to effect the transaction.

         G.       ADVERTISEMENTS

                  No Supervised Person may publish, circulate or distribute any advertisement without the prior review by the Chief Compliance Officer. It is ZIM's policy that materials that are defined as "advertising" under the Advisers Act meet the highest ethical standards in providing accurate and non-misleading information about ZIM's advisory services.

         H.       NO GUARANTEES TO INVESTORS

                  Supervised Persons shall not guarantee any investor that a specific result will be achieved (i.e., a gain or no loss) in connection with a client account (including a Private Fund or Mutual Fund) advised or sub-advised by ZIM.


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         I.       DISCLOSURE OF CLIENT OR INVESTOR INFORMATION

                  ZIM operates under a fiduciary relationship with its clients (including the Mutual Fund as well as both the Private Fund and its investors). As a result of this relationship, Supervised Persons regularly obtain access to confidential client information. Supervised Persons of ZIM are prohibited from disclosing that confidential client information with any person without the express written consent of the client.

                  No Supervised Person shall disclose the identity, affairs or investments of any client to a third party without first receiving the approval of the Chief Compliance Officer (this prohibition governs all disclosures, including disclosures made pursuant to ZIM's "advertisements"). In certain cases, clients may have approved the disclosure of their names in a list of ZIM clients; however, any such lists shall be approved by the Chief Compliance Officer, who will ensure that appropriate disclosures are included. In addition, ZIM's Privacy Policies will also cover client information.

         J.       BORROWING FROM/LENDING TO CLIENTS

                  ZIM Supervised Persons are strictly prohibited from borrowing money or securities from a client or an investor in a Private Fund. In addition, ZIM Supervised Persons are also prohibited from lending money to a client. Loaning funds to clients could influence decisions made on behalf of the client and create a conflict of interest due to the indebtedness of the client to the Supervised Persons.

         K.       RECORDING CONVERSATIONS

                  Supervised Persons are prohibited from recording telephone or other conversations with any client without letting them know. For Supervised Persons on ZIM's trade desk, such Supervised Persons are prohibited from recording trade desk telephone conversations without the "beeping" device to alert the other party that the call is being recorded.

         L.       MISREPRESENTATIONS

                  A Supervised Person shall not make any misrepresentation (through omission or commission) to a client or prospective client, including any misrepresentation relating to the qualifications of ZIM, its representatives or the Supervised Person's, the nature of the advisory services being offered, or the fees charged for such services.

         M.       TRADING ERRORS/FALSIFICATION OF RECORDS

                  1. Supervised Persons are required to promptly notify the Chief Compliance Officer if it is discovered that a trade has been mistakenly executed or not executed for any client. (See ZIM's policy on trade error correction in Appendix 3 of the Compliance Manual.)

                  2. Supervised Persons shall never falsify any information on ZIM's records, including any information pertaining to a client's account, trading errors, or any other matter.


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         N.       MEDIA/LECTURE ACTIVITIES

                  Supervised Persons of ZIM are prohibited from engaging in the following activities, except as provided below:

                  o Accepting any offer to appear on radio or television without first obtaining the approval of the President.

                  o Giving any lecture or accepting a speaking engagement without first obtaining the approval of the President and having the planned speech reviewed by the Chief Compliance Officer for any required regulatory disclosures.

                  o Being interviewed, or consenting to be interviewed, by any newspaper reporter, magazine writer, or any other media representative without first obtaining the approval of the President.

                  o All inquiries regarding interviews, appearances, or lectures are to be referred to the President.

                  O.       CHANGES IN PERSONAL OR DISCIPLINARY INFORMATION

                  ZIM has a strict obligation to disclose certain information pertaining to Supervised Persons' personal and business activities, which is included in Form ADV Part 1. Therefore, as provided in ZIM's Compliance Manual, Supervised Persons are required to promptly notify ZIM's Chief Compliance Officer of any such changes. Thus, it is a prohibited for any ZIM Supervised Person to engage in the following activities:

                  o Failing to promptly notify the Chief Compliance Officer of any changes to the Supervised Person's information that would result in amendments to ZIM's disciplinary disclosures on Part 1 of Form ADV or, as applicable, such person's Form U-4, Individual Supplement to Form ADV (upon adoption by the SEC), or any other registration information on file for such person on the IARD, the CRD or with any state.

                  o Failing to promptly notify the Chief Compliance Officer that such person has been, or has become, involved in any legal or disciplinary action of any type, including any civil or criminal proceeding or any administrative proceeding before the Securities and Exchange Commission or any other regulatory agency.

                  o On or before December 31, 2004, each then current Supervised Person of ZIM shall complete a Supervised Person's Disciplinary Reporting Form to document for ZIM's records that any information that is required to be reported on ZIM's Form ADV has been reported. All new Supervised Persons of ZIM shall complete a copy of the Disciplinary Reporting Form not later than 30 days of their employment. Ideally, a prospective Supervised Person will complete a Disciplinary Reporting Form as a part of the


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                           background due diligence prior to becoming associated
                           with ZIM. (The Supervised Person's Disciplinary Reporting Form is attached as Exhibit H to this Code of Ethics.)

                  o If a Supervised Person's Disciplinary Reporting form becomes inaccurate in any way, the person shall immediately complete a new form and provide it to the Chief Compliance Officer, who shall notify the President of ZIM. The Chief Compliance Officer will ensure that any Form ADV disclosures that are required by the revised Disciplinary Reporting Form shall be made. The President shall consider whether the disciplinary information shall effect the Supervised Person's continued association with ZIM. (If the Supervised Person serves as a portfolio manager for the Mutual Fund sub-advised by ZIM, the change in disciplinary information may require a report to the Mutual Fund's chief compliance officer and, as required, the Mutual Fund's board.)

         P.       ACTIVITIES FOR ENTITIES OTHER THAN ZIM

                  No Supervised Person shall engage in outside business or personal activities that interfere with the Supervised Person's performance of his or her duties to ZIM and its clients, or which relate to ZIM's advisory business, in particular, and the securities industry, generally. This prohibition does not apply to a Supervised Person who also performs a role for one of ZIM's affiliates. In addition, all of ZIM's Supervised Persons are employees of Zacks Investment Research, Inc., a related party.

                  Supervised Persons shall not own, operate, manage, or otherwise engage in or be employed by any outside business or activity without written prior notification to and the approval of the President.

                  In order to monitor such outside activities, each Supervised Person is required to complete a Statement of Outside Activities Form - which is attached to this Code of Ethics as Exhibit A. Upon adoption of these revised policies, each current ZIM Supervised Person must ensure that his or her outside activities form is up-to-date. Each new ZIM Supervised Person will also be required to complete the form. Should any Supervised Person's Statement of Outside Activities form becomes inaccurate, the Supervised Person must submit a new form.

                  The activities listed below require the prior written approval of the President:

                  o Being an employee, officer, director, partner, owner, or registered agent of any investment adviser other than ZIM, being separately licensed as an investment adviser or otherwise engaging in investment advisory activities for compensation apart from such person's activities with ZIM.

                  o Being an employee, officer, director, partner, owner, or registered agent of any broker-dealer, without the prior approval of the President. The Supervised Person must provide ZIM with a copy of his or her Registered Representative Agreement with the broker-dealer. Further, since a


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                           relationship with a broker-dealer represents an
                           outside activity, the Supervised Person must obtain written approval of the President in order to engage in such activities.

                  o Being an employee, officer, director, partner, owner or registered agent of any commodities trading adviser.

                  o Engaging in commodities trading activities without the appropriate license and the approval of the President and appropriate registrations or filing of exemption applications, as required.

                  o Being an employee, officer, director, partner or registered agent of any issuer of securities in ZIM's universe of securities, other than ZIM without first receiving the approval of the President.

                  o Engaging in sales activities for any issuer of securities.

                  o Engaging in any other outside business activity, establishing or maintaining a personal holding company, being a general partner in a partnership, or being a party in any joint venture without first obtaining the approval of the President.

                  o Serving as a trustee of any trust that is a client of ZIM without the prior written consent of the President.

                  o Failing to promptly report to the Chief Compliance Officer any of the foregoing activities or failing to obtain required approvals.


III.     PURPOSE OF PERSONAL TRADING POLICIES AND COMPLIANCE PROCEDURES

         A.       OVERVIEW OF PERSONAL TRADING POLICIES

                  Federal law prohibits ZIM and each of its Supervised Persons from purchasing or selling any Publicly Traded stock, bond, option, or other security on the basis of material, nonpublic information (i.e., insider trading). In addition, ZIM and its Supervised Persons have fiduciary obligations to ZIM's clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to ZIM or such Supervised Persons by ZIM's clients. Finally, because ZIM and each of its Supervised Persons are fiduciaries to ZIM's clients, ZIM and such Supervised Persons must also maintain the highest ethical standards and refrain from engaging in activities that may create actual or apparent conflicts of interest between the interests of ZIM or such Supervised Persons and the interests of ZIM's clients.

                  To ensure that insider trading laws are not violated, that client confidences are maintained, and that conflicts of interest are avoided, ZIM has adopted the policies and procedures set forth in this Code of Ethics. The policies and procedures set forth herein are intended to articulate ZIM's policies, educate the Supervised Persons about the issues and ZIM's policies, establish procedures for complying with those policies, monitor compliance with such


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policies and procedures, and ensure, to the extent feasible, that ZIM satisfies its obligations in this area. By doing so, ZIM hopes that the highest ethical standards are maintained and that the reputation of ZIM is sustained.

         B.       STATEMENT OF GENERAL POLICIES


                  1.       INSIDER TRADING

                           It is unlawful to engage in "insider trading."  This
means, in general, that no "insider" may (i) purchase or sell a security on the basis of material, nonpublic information or (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities. To educate the Supervised Persons, more information describing "insider trading" and the penalties for such trading are set forth below. Compliance procedures regarding the use of inside information by the Supervised Persons are also described in the event that a Supervised Person receives inside information.


                  2.       OTHER CONFIDENTIAL INFORMATION

                           Certain information obtained by ZIM that does not
constitute "inside" information still constitutes confidential information that must be protected by ZIM and its Supervised Persons.


                  3.       CONFLICTS OF INTEREST

                           As a fiduciary to ZIM's clients, each Supervised
Person must avoid actual and apparent conflicts of interest with ZIM's clients. Conflicts of interest could arise if securities are bought or sold for personal accounts in a manner that would significantly compete with the purchase or sale of securities for client accounts, or if securities are bought or sold for client accounts in a manner that is advantageous to such personal accounts. Also, the SEC has determined that it is a conflict of interest for an investment adviser's employees to personally take advantage of a limited investment opportunity without first considering whether the investment is appropriate for any of ZIM's clients. If so, ZIM's Supervised Persons are first obligated to make such limited opportunity available to ZIM's clients. More information describing such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.

         C.       INSIDER TRADING

                  The term "insider trading" is generally used to refer to (i) a person's use of material, nonpublic information in connection with transactions in securities and (ii) certain communications of material, nonpublic information.

                  The laws concerning insider trading generally prohibit:

                  o The purchase or sale of securities by an insider, on the basis of material, nonpublic information;


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                  o        The purchase or sale of securities by a non-insider,
                           on the basis of material, nonpublic information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or

                  o The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.


                  1.       WHO IS AN INSIDER?

                           The concept of "insider" is broad. It includes
officers, directors, partners, employees, and majority shareholders of a company or other entity. In addition, a person can be considered a "temporary insider" of a company or other entity if he or she enters into a confidential relationship in the conduct of the company's or entity's affairs and, as a result, is given access to information that is intended to be used solely for such company's or entity's purposes. A temporary insider can include, among others, an entity's attorneys, accountants, consultants, investment bankers, commercial bankers, and the employees of such organizations. In order for a person to be considered a temporary insider of a particular entity, the entity must expect that the person receiving the information keep the information confidential and the relationship between the entity and the person must at least imply such a duty. Analysts are usually not considered insiders of the entities that they follow, although if an analyst is given confidential information by an entity's representative in a manner in which the analyst knows or should know to be a breach of that representative's duties to the entity, the analyst may become a temporary insider.


                  2.       WHAT IS MATERIAL INFORMATION?

                           Trading on inside information is not a basis for
liability unless the information is "material." Material information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments. Material information does not have to relate to a company's business; it can be significant market information. For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.


                  3.       WHAT IS NONPUBLIC INFORMATION?

                           Information is nonpublic unless it has been
effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic


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Services, The Wall Street Journal, or another publication of general circulation is considered public. Market rumors are not considered public information.


                  4.       PENALTIES FOR INSIDER TRADING

                           Penalties for trading on or communicating material,
nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

                           o        Civil injunctions;

                           o        Disgorgement of profits;

                           o        Jail sentences;

                           o Fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation, or illegal trade), whether or not the person actually benefited from the violation; and

                           o Fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation, or illegal trade).

                           Recent legislation provides for enhanced civil and
criminal penalties when insider trading violations are committed by corporate directors, officers, other insiders, and those aiding and abetting them.

                           In addition, any violation of the procedures set
forth in this Code of Ethics can be expected to result in serious sanctions by ZIM, including dismissal of the person(s) involved.


                  5.       POLICY STATEMENT REGARDING INSIDER TRADING

                           ZIM expects that each of its Supervised Persons will
obey the law and not trade on the basis of material, nonpublic information. In addition, ZIM discourages its Supervised Persons from seeking or knowingly obtaining material, nonpublic information. ZIM also prohibits each of its Supervised Persons from serving as an officer or director of any company having Publicly Traded Securities. Any exceptions to serving on as an officer or director of a Publicly Traded company must be approved by ZIM's President.


                  6.       PROCEDURES TO PREVENT INSIDER TRADING

                           Because ZIM prohibits its Supervised Persons from
serving as officers or directors of companies having Publicly Traded Securities, ZIM does not anticipate that its Supervised Persons will routinely be in receipt of material, nonpublic information. Should any Supervised Persons receive information that may constitute such material, nonpublic


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information, such Supervised Persons (i) should not buy or sell any securities, including options or other securities convertible into or exchangeable for such securities for a personal account or a client account, (ii) should not communicate such information to any other person (other than the Chief Compliance Officer), and (iii) should discuss promptly such information with the Chief Compliance Officer. Under no circumstances should such information be shared with any persons not employed by ZIM, including family members and friends. Each Supervised Person contacting an issuer or analyst should identify himself or herself as associated with ZIM and identify ZIM as an investment management firm, and, after the conversation, make a memorandum memorializing the conversation with the issuer or analyst (including the beginning of the conversation where such Supervised Person identified himself or herself as associated with ZIM).

         D........OTHER CONFIDENTIAL INFORMATION


                  1.       CONFIDENTIAL INFORMATION DEFINED

                           As noted above, even if ZIM and its Supervised
Persons do not receive material, nonpublic information (i.e., "inside information"), such persons may receive other confidential or sensitive information from or about ZIM's clients, and they will receive confidential or sensitive information about ZIM's affairs. Such confidential or sensitive information may include, among other things:

                  o The name of the client. (ZIM is obligated by law and contract not to divulge or use its clients' names without their consent, unless disclosure is required to do so by court order or a specific statute or regulatory requirement.)

                  o Financial or other information about the client, such as the client's financial condition or the specific securities held in a specific client's portfolio.

                  o The names of the securities on ZIM's buy, sell, and source of funds lists.

                  o The name of any security under consideration for placement on the buy, sell, or source of funds lists.

                  o Any information privately given to a Supervised Person, which if publicly known, would be likely to
                           (i) affect the price of any security in the portfolio of any client of ZIM or (ii) embarrass or harm the client or ZIM.

                           Given the breadth of the above, all information that
a Supervised Person obtains through ZIM should be considered confidential unless that information is specifically available to the public.

NOTE: IN RARE CIRCUMSTANCES WHEN A SUPERVISED PERSON OF ZIM SUSPECTS THAT A CLIENT IS ENGAGING IN MONEY LAUNDERING ACTIVITIES, WHETHER OR NOT LINKED TO TERRORISM, THE SUPERVISED PERSON MUST IMMEDIATELY NOTIFY ZIM'S CHIEF COMPLIANCE OFFICER. THE CHIEF COMPLIANCE OFFICER WILL THEN TAKE STEPS CONSISTENT WITH ZIM'S ANTI-MONEY LAUNDERING POLICIES AND PROCEDURES FOUND IN APPENDIX 9 TO THIS COMPLIANCE MANUAL. IN THESE SITUATIONS, ZIM IS

COMPELLED BY LAW TO APPROPRIATELY DISCLOSE CONFIDENTIAL INFORMATION CONCERNING THE CLIENT OR INVESTOR TO PROPER AUTHORITIES.

                  2. POLICY STATEMENT REGARDING USE AND TREATMENT OF CONFIDENTIAL INFORMATION

                           All confidential information, whatever the source,
may be used only in the discharge of the Supervised Person's duties with ZIM. Confidential information may not be used for any personal purpose, including the purchase or sale of securities for a personal account.

                  3. PROCEDURES REGARDING USE AND TREATMENT OF CONFIDENTIAL INFORMATION

                           ZIM encourages its Supervised Persons to be aware of
and sensitive to their treatment of confidential information. ZIM prohibits its Supervised Persons from discussing such information unless necessary as part of their duties and responsibilities to ZIM. Furthermore, ZIM requires that each Supervised Person take precautions to avoid storing confidential information in plain view in public areas of ZIM's facilities, and requires that each Supervised Person remove confidential information from conference rooms, reception areas, and other areas where it may be seen by third parties. Particular care should be exercised when confidential information must be discussed in public places, such as restaurants, elevators, taxicabs, trains, or airplanes, where such information may be overheard. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not a Supervised Person of ZIM.

         E. CONFLICTS OF INTEREST INVOLVING TRADING SECURITIES FOR PERSONAL ACCOUNTS


                  1. FIDUCIARY DUTY TO AVOID CONFLICTS OF INTEREST BETWEEN CLIENT ACCOUNTS AND PERSONAL ACCOUNTS

                           As noted above, because ZIM and each of its
Supervised Person is a fiduciary to ZIM's clients, such persons must avoid actual and apparent conflicts of interest with ZIM's clients. The client's interest takes precedence over the personal interests of ZIM and its Supervised Persons. If a potential conflict arises, ZIM and the Supervised Persons must resolve the matter in the client's favor.

                           An actual or apparent conflict of interest could
arise when both a Supervised Person and a client of ZIM engage in transactions involving a Publicly Traded Security (as defined herein). In such cases, transactions for client accounts must take precedence over transactions for Personal Accounts.

                           Conflicts of interest will often arise when a
Supervised Person becomes aware of a "Limited Investment Opportunity," as defined below. Because of the inherent potential for conflict, a Limited Investment Opportunity demands extreme care and is subject to closer scrutiny as discussed below. In addition, pre-clearance is required for all personal transactions in a Limited Investment Opportunity.

                  2.       POLICY STATEMENT REGARDING TRADING FOR PERSONAL
                           ACCOUNTS

                           ZIM recognizes that the personal investment
transactions of its Supervised Persons demand the application of a strict code of ethics. Consequently, ZIM requires that all personal investment transactions be carried out in a manner that will not endanger the interest of any client or create any apparent or actual conflict of interest between ZIM and its Supervised Persons, on the one hand, and the client, on the other hand. Personal trading in all "Publicly Traded Securities" (as defined below) requires immediate reporting through duplicate confirms from the broker-dealer that executed the transaction. Certain transactions in Publicly Traded Securities and all privately issued securities require pre-clearance. With the exception of certain federally issued fixed income securities and open-end mutual funds (more fully described below), all personal transactions require reporting. ALL PERSONAL TRANSACTIONS IN THE MUTUAL FUND THAT IS SUB-ADVISED BY ZIM SHALL BE REPORTED IN EACH SUPERVISED PERSON'S QUARTERLY REPORTS. The pre-clearance and reporting policies and procedures set out in this Code of Ethics are effective as of January 1, 2005.


                  3.       DEFINITION OF PUBLICLY TRADED SECURITIES

                           "Publicly Traded Securities" means any (a) equity or
debt instrument traded on an exchange, through NASDAQ or through the "Pink Sheets," (b) options to purchase or sell such equity or debt instrument, (c) index stock or bond group options that include such equity or debt instrument,
(d) futures contracts on stock or bond groups that include such equity or debt instrument, (e) any option on such futures contracts, and (f) securities traded on foreign security exchanges.


                  4.       DEFINITION OF LIMITED INVESTMENT OPPORTUNITIES

                           Limited Investment Opportunities include any
investments that have limited availability or that are otherwise thinly traded. The definition of Limited Investment Opportunities includes, but is not limited to: (i) securities in initial public offerings ("IPO's"); (ii) secondary offerings; (iii) all private placements; (iv) private equity offerings; (v) investment limited partnerships and all other private fund offerings, whether onshore or offshore; (vi), fixed income securities that may have limited availability; and (vii) any thinly traded securities, whether offered publicly or privately or whether equity or fixed income.

                  5.       DEFINITION OF PERSONAL ACCOUNT

                           The "Personal Account" of a Supervised Person shall
include each and every account (other than an account for the benefit of any of ZIM's clients) for which such Supervised Person influences or controls investment decisions. An account for the benefit of any of the following will be presumed to be a "personal account" unless ZIM and the Supervised Person otherwise agree in writing:

                  o        A Supervised Person of ZIM.

                  o        The spouse of a Supervised Person.

                  o Any child under the age of 22 of a Supervised Person, whether or not residing with the Supervised Person.

                  o Any other dependent of a Supervised Person residing in the same household with the Supervised Person.

                  o Any other person residing in the same household as the Supervised Person.

                  o Any other account in which a Supervised Person has a direct or indirect beneficial interest, e.g., an account for a trust, estate, partnership, or closely held corporation in which the Supervised Person has a beneficial interest.

                           (A) EXEMPTION. If a Supervised Person certifies in
writing to the Chief Compliance Officer (or, in the case of the Chief Compliance Officer, to the President) that (i) the certifying Supervised Person does not influence the investment decisions for any specified account of such spouse, child, or dependent person and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying Supervised Person has provided, the Chief Compliance Officer (or, in the case of the Chief Compliance Officer, the President) may, in his discretion, determine that such an account is not a Supervised Person's "personal account."

                           (B) OTHER EXCEPTIONS. Special policies apply when
someone other than the Supervised Person handles trading in a Supervised Person's Personal Account. In situations where a third party exercises complete investment discretion in managing a Supervised Person's Personal Account, pre-approval of trading is not required. If the Supervised Person has any role in managing the account, then this exception does not apply. Securities held or traded for these accounts must be included in the Supervised Person's quarterly and annual reports. Any actual or appearance of a conflict of interest in the trading in the Supervised Person's excepted accounts will render these accounts subject to the pre-approval requirements.

                               In order to fit within the exception regarding
accounts for which the Supervised Person has no investment discretion, the following is required: (a) a written verification by the Supervised Person and
(b) a written verification by a third party involved in the management of the account. In all cases, whether to grant the exception is at the discretion of the Chief Compliance Officer.


                  6.       INITIAL PROCEDURES REGARDING PERSONAL ACCOUNTS

                           (A) NOTIFICATION OF PERSONAL ACCOUNTS. Each
Supervised Person shall submit to the Chief Compliance Officer a Statement of Personal Accounts in the form attached hereto as Exhibit B. If a Supervised Person's list of brokerage accounts should become inaccurate or incomplete at any time, such Supervised Person shall promptly submit to the Chief Compliance Officer an amended Statement of Personal Accounts correcting all inaccurate or incomplete information. If not previously done, each Supervised Person must complete a Statement of Personal Accounts and provide it to the Chief Compliance Officer by December 1,

2004. New Supervised Persons must complete a Statement of Personal Accounts when hired by ZIM. If a Supervised Person has no Personal Accounts for securities transactions, the Supervised Person must confirm this by completing a confirmation form, as shown in Exhibit F to this Code of Ethics, and providing it to the Chief Compliance Officer on or before December 31, 2004.

                           (B) DUPLICATE CONFIRMATIONS AND STATEMENTS. To assist
ZIM in assuring that the Supervised Person is providing information on all transactions in the Supervised Person's Personal Account, the Supervised Person must request each broker with whom the Supervised Person maintains a brokerage account to send duplicate confirmations and duplicate statements to ZIM. The duplicate confirmation shall be sent immediately after each transaction in the Supervised Person's Personal Account(s). The duplicate statements shall be sent at least quarterly showing all transactions in the Personal Account during the preceding quarter. (See form of letter attached as Exhibit C to this Code of Ethics, which will be sent by the Chief Compliance Officer to the broker-dealer for each Personal Account.)

                           (C) PERSONAL SECURITIES HOLDINGS REPORTS. New Rule
204A-1, under which this Code of Ethics was adopted, requires Supervised Persons of ZIM to submit an initial report of all of the current holdings in their Personal Accounts. Thereafter, at least annual reports are required. ZIM has adopted a Personal Securities Holdings Report form ("Holdings Report") attached as Exhibit D to this Code of Ethics. Each Supervised Person is required to submit an initial Holdings Report on or before January 31, 2005. Thereafter, by January 31st each year, each Supervised Person is required to submit an updated Holdings Report. New Supervised Persons of ZIM are required to submit an initial Holdings Report within 10 days of beginning their roles with ZIM.

                  7.       TRADING PROCEDURES FOR PERSONAL ACCOUNTS

                           Except for a security that is defined as a Limited
Investment Opportunity that requires pre-clearing (see Subsection 8, below), the following procedures listed below must followed by all Supervised Persons before buying or selling any security for a Personal Account:

                           (A) IMMEDIATE REPORTING OF PERSONAL TRADES. ZIM has
adopted a personal trading procedure that does not require pre-clearance of all personal trading. In lieu of requiring pre-approval or pre-clearance of all personal trading, ZIM has adopted a procedure through which Supervised Persons who engage in personal trading must email the details of their personal trades to the Chief Compliance Officer (or in the case of the Chief Compliance Officer, to the President), immediately upon placing a transaction. The email must contain the following information:

                  o The date of the transaction, the title and the number of shares and the principal amount of each security involved;

                  o The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                  o        The price at which the transaction was effected; and

                  o The name of the broker, dealer, or bank with or through whom the transaction was effected.

Supervised Persons have two options for providing the required information (listed above) to ZIM. The preferred option is to have the broker-dealer for each Personal Account send immediate duplicate confirmations of all account transactions to ZIM's Chief Compliance Officer. The second option is for the Supervised Person to email a copy of ZIM's Personal Trading Email Report/Pre-Clearance Form (Exhibit E to this Code of Ethics), which must be fully completed and certified by the Supervised Person. (Note this form that will also be used to pre-clear Limited Investment Opportunities.)

                  Even if the Supervised Person provides ZIM with a duplicate confirmation, the Supervised Person must also complete the "check-the-box" portion of the Email Report form and provide the required certification.

                           (B) CONFIRM NO RECEIPT OF INSIDE INFORMATION. In
addition to details of the transaction, each Supervised Person buying or selling a security for a Personal Account must first confirm in the email that he or she is not in receipt of any material, nonpublic information (i.e., "inside information") that would affect the price of the security. The Email Report includes a place to make this confirmation.

                           (C) SECURITY BEING CONSIDERED FOR CLIENT ACCOUNTS/
BLACK-OUT PERIOD. Supervised Persons may not execute personal trades in any security that is being considered for or being purchased or sold by ZIM for its client accounts until at least a 3-day period before and after ("black-out period") all transactions for client accounts have been completed or a decision has been made not to trade the security for client accounts. The Supervised Person engaging in a personal trade is responsible for confirming that ZIM's portfolio managers and/or traders are not considering or are not placing client transactions in the same security in which a personal trade is planned.

                           Effective as of January 1, 2005, ZIM is adopting a
3-day black-out period, which requires ZIM Supervised Persons to refrain from trading in any securities that are being traded or being considered for trading in a client account. The black out period extends for a period of three days before and after ZIM executes a trade in a specific security has been placed for a client account or is considering executing a client trade in a specific security. In order to notify Supervised Persons of the securities in which personal trading is temporarily restricted, ZIM will publish one or more Restricted Lists, which will be circulated to ZIM's Supervised Persons. The Restricted Lists will be developed the Chief Compliance Officer from trading information provided by ZIM's portfolio managers. The information on a Restricted List is STRICTLY CONFIDENTIAL and shall not be disclosed in anyone outside of ZIM, including ZIM's affiliated companies. Violation of this policy may lead to immediate termination.

                           For securities that are being considered for client
transactions, it is possible that a Supervised Person may not be aware that the security is under consideration. If a security in which a Supervised Person has placed a personal trade appears on a black-out list within three days of the personal transaction, the Supervised Person shall bring the matter to the attention of the Chief Compliance Officer. The Chief Compliance Officer must note the personal trading file of the Supervised Person so that it does not appear that the Supervised Person engaged in front running.

                           If the Chief Compliance Officer becomes aware,
through a Personal Trading Email Report/Pre-Clearance Form or otherwise, that a Supervised Person is in the process of purchasing a security for his or her Personal Account that is under consideration, being purchased for client accounts, or is being placed on a Restricted List, the Chief Compliance Officer shall notify the Supervised Person to refrain from completing the transaction due to the 3-day black-out rule. In that case, the Supervised Person shall not complete his or her trade until the security has been removed from the Restricted List or the Chief Compliance Officer has given pre-clearance.

                           (D) SECURITIES IN INITIAL PUBLIC OFFERINGS.
Supervised Persons of ZIM are permitted to invest in Initial Public Offerings ("IPO's"). ZIM's investment strategy may include investing in IPO's for client accounts. Thus, extreme care is required when a Supervised Person invests personally in IPO's. Beginning JANUARY 1, 2005, Supervised Person shall pre-clear THE PURCHASE OR SALE of all IPO investments for personal accounts. SUPERVISED PERSONS WHO FAIL TO PRE-CLEAR THE PURCHASE OR SALE OF AN IPO INVESTMENT MAY BE REQUIRED TO DISGORGE ANY PROFITS FROM SUCH TRANSACTIONS, WHICH SHALL BE DONATED TO A CHARITABLE organization. (The Pre-Clearance procedure is set out in Subsection 8, below.)

                           (E) OTHER LIMITED INVESTMENT OPPORTUNITIES.
Supervised Persons are permitted to invest in Limited Investment Opportunity, such as initial public offerings ("IPO's"), secondary offerings, private placements, private equities, limited partnerships and other Private Funds (whether onshore or offshore), fixed income securities that may have limited availability, or any other thinly traded securities. However, personal investments in all Limited Investment Opportunities, as of JANUARY 1, 2005 shall be pre-cleared. If in doubt about whether a planned transaction is a Limited Investment Opportunity, a Supervised Person shall pre-clear the transaction. (The Pre-Clearance procedure is set out in Subsection 8, below.)

                           (F) CONFIRM COMPLIANCE WITH JANUS.(3) Until the
January 1, 2005 implementation of pre-clearance procedures for Limited Investment Opportunities, when a Supervised Person effects a transaction in a Limited Investment Opportunity, the Supervised Person must also confirm in the email that the investment was not one that was appropriate for any of ZIM's clients. PLEASE NOTE: If the investment opportunity may be appropriate for any of ZIM's clients (including Mutual Fund, Private Fund and separate account clients)--that is, the Limited Investment Opportunity is not a restricted transaction (even though it is not the type of investment usually made on behalf of ZIM's clients)--then the investment MUST BE considered for each such client, PRIOR to completion of the Supervised Person's personal trade. If the Limited Investment Opportunity is not prohibited by a client's investment restrictions, then the opportunity must be brought to the attention of and considered by ZIM's President for ZIM's client accounts. Although not required, it is recommended that the Supervised Person obtained written confirmation from ZIM's portfolio managers or the President that the transaction was not appropriate for client accounts.


------------------
(3) The SEC's position was reflected in an administrative action, In the Matter of Ronald V. Speaker and Janus Capital Corporation, (publicly available January 18, 1997), referred to as Janus, herein.

                           (G) REVIEW AND RETENTION OF EMAIL REPORTS. The Chief
Compliance Officer is responsible for reviewing Supervised Persons' Email Reports. (This responsibility may be delegated to a person or firm with competence to handle such reviews.) The Chief Compliance Officer must determine whether a Supervised Person is complying with ZIM's Personal Trading Policies and is responsible for detecting circumstances in which client interests need further protection. If problems are detected, the Chief Compliance Officer is responsible for taking steps necessary to ensure that client interests take precedence over Supervised Persons' personal trading, in all situations. A Supervised Person's Email Reports must be maintained as part of the individual Supervised Person's personal trading reporting file.

                           (H) PERSONAL TRADING RESTRICTIONS. Supervised
Persons, who consistently fail to undertake the required immediate reporting procedures, may be required to pre-clear all personal trades, be prohibited from engaging in personal trading, or disgorge profits from personal trades in which the Supervised Persons failed to follow required procedures. Failure to comply with personal trading requirements may also be result in adverse personnel action.

                  8. PRE-CLEARANCE OF LIMITED INVESTMENT OPPORTUNITIES (EFFECTIVE DATE: JANUARY 1, 2005)

                           (A) PERSONAL TRADING PROCEDURES. The following
procedures listed below must followed by all Supervised Persons before buying or selling any Limited Investment Opportunity for a Personal Account, except that such procedures shall not be required with respect to (i) a purchase or sale of a Limited Investment Opportunity for a Personal Account where such purchase or sale is non-volitional on the part of the Personal Account (e.g., a sale in connection with a court order) or (ii) a purchase of a Limited Investment Opportunity where such purchase is part of an automatic dividend reinvestment plan.

                           (B) PRE-CLEARANCE FORM. ZIM has adopted a
pre-clearance procedure that requires Supervised Persons who engage in personal trading in Limited Trading Opportunities to provide details of their planned personal trades to the Chief Compliance Officer and get prior approval before placing the transaction. ZIM has adopted a Personal Trading Email Report/Pre-Clearance Form (Exhibit E to this Code of Ethics) for this purpose. (This same form is used for the immediate reporting of trades that do not require pre-clearance.) The Supervised Person must complete the entire form, which must contain the following information:

                  o The date of the planned transaction, the title and the number of shares and the principal amount of each security involved;

                  o The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                  o        The price at which the transaction is to be effected;
                           and

                  o The name of the broker, dealer, or bank with or through whom the transaction will be effected.

In addition, the Supervised Person is required to make the following confirmations on the Pre-Clearance Form:

                                    (I)  CONFIRM NO RECEIPT OF INSIDE
INFORMATION. In addition to details of the personal transaction, each Supervised Person buying or selling a security, which is included in the definition of a Limited Investment Opportunity, must first confirm that he or she is not in receipt of any material, nonpublic information (i.e., "inside information") that would affect the price of the security.

                                    (II) CONFIRM COMPLIANCE WITH JANUS.(4) When
a Supervised Person effects a transaction in a Limited Investment Opportunity, the Supervised Person must also confirm in the email that the investment was not one that was appropriate for any of ZIM's clients. PLEASE NOTE: If the investment opportunity may be appropriate for any of ZIM's clients (including Mutual Fund, Private Fund and separate account clients)--that is, the Limited Investment Opportunity is not a restricted transaction (even though it is not the type of investment usually made on behalf of ZIM's clients)--then the investment MUST BE considered for each such client, PRIOR to completion of the Supervised Person's personal trade. If the Limited Investment Opportunity is not prohibited by a client's investment restrictions, then the opportunity must be brought to the attention of and considered by ZIM's President for ZIM's client accounts. In approving the personal transaction, ZIM's Chief Compliance Officer should document that the President has confirmed in writing that the transaction was not appropriate for client accounts.

                                    (III) SECURITY BEING CONSIDERED FOR CLIENT
ACCOUNTS. Supervised Persons may not execute a transaction in Limited Investment Opportunity that is being considered for or being purchased or sold by ZIM for its client accounts, until all transactions for client accounts have been completed or a decision has been made not to trade the security for client accounts. The Supervised Person engaging in a personal trade is responsible for confirming that ZIM's portfolio managers and/or traders are not considering or are not placing client transactions in the same security in which a personal trade is planned.

                           If the Chief Compliance Officer becomes aware,
through a Personal Trading Email Report/Pre-Clearance Form or otherwise, that a Supervised Person is in the process of purchasing a security for his or her Personal Account that is under consideration or being purchased for client accounts, the Chief Compliance Officer shall notify the Supervised Person to refrain from completing the transaction until all client transactions have been completed. In that case, the Supervised Person must not complete his or her trade until the Chief Compliance Officer has given clearance to do so.

                           A ZIM Supervised Person's trade may never precede a
client transaction. Personal transactions that are made on the same day as a client trade must be clearly documented to show the time of the transaction so that ZIM and the Supervised Person can prove that the personal transaction did not precede the client transaction.


------------------
(4) The SEC's position was reflected in an administrative action, In the Matter of Ronald V. Speaker and Janus Capital Corporation, (publicly available January 18, 1997), referred to as Janus, herein.

                           If a Supervised Person (with access to client trading
recommendations) purchases or sells a security that is a Limited Investment Opportunity and, later in the day, the Supervised Person becomes aware that ZIM is considering transactions in the same security, the Supervised Person must immediately notify the Chief Compliance Officer of the situation. The circumstances should be documented to confirm that the Supervised Person did not breach his or her fiduciary duty to ZIM's clients (that is, to document that the person has not engaged in front running client accounts).

                                    (IV) SECURITIES IN INITIAL PUBLIC OFFERINGS.
Supervised Persons of ZIM are permitted to invest in Initial Public Offerings ("IPO's"). ZIM's investment strategy may include investing in IPO's for client accounts. Thus, extreme care is required and a Supervised Person shall pre-clear THE PURCHASE OR SALE of all IPO investments for personal accounts. SUPERVISED PERSONS WHO FAIL TO PRE-CLEAR THE PURCHASE OR SALE OF AN IPO INVESTMENT MAY BE REQUIRED TO DISGORGE ANY PROFITS FROM SUCH TRANSACTIONS, WHICH SHALL BE DONATED TO A CHARITABLE ORGANIZATION.

                                    (V) OTHER LIMITED TRADING OPPORTUNITIES.
Supervised Persons are permitted to invest in Limited Investment Opportunity, such as initial public offerings ("IPO's"), secondary offerings, private placements, private equities, limited partnerships and other Private Funds (whether onshore or offshore), fixed income securities that may have limited availability, or any other thinly traded securities. However, personal investments in all Limited Trading Opportunities, as of January 1, 2005 shall be pre-cleared. If in doubt about whether a planned transaction is a Limited Investment Opportunity, a Supervised Person shall pre-clear the transaction.

                                    (VI) EXECUTION OF PERSONAL TRADES.
Supervised Persons should give the completed Personal Trading Email Report/Pre-Clearance Form to the Chief Compliance Officer. (See Exhibit E.) After approval by the Chief Compliance Officer, all trades for Personal Accounts must be executed by the end of the trading day it was approved and after all client trades have been completed, if client trades in the same securities are being considered or planned by ZIM. (The Chief Compliance Officer may permit block trading of a personal trade, if all client orders can be fulfilled in the block transaction.) If a planned personal trade is not executed by the end of a specific trading day, the Supervised Person is responsible for going through the same process prior to placing the trade on another trading day.

                                    (VII) REVIEW AND RETENTION OF PRE-CLEARANCE
FORMS. The Chief Compliance Officer is responsible for personally reviewing and approving all Supervised Persons' Pre-Clearance Forms. The Chief Compliance Officer must determine whether a Supervised Person is complying with ZIM's Personal Trading Policies and is responsible for deteting circumstances in which client interests need further protection. If problems are detected, the Chief Compliance Officer is responsible for taking steps necessary to ensure that client interests take precedence over Supervised Persons' personal trading, in all situations. A Supervised Person's Pre-Clearance Form must be maintained as part of the individual Supervised Person's personal trading reporting file. In addition, each approved Pre-Clearance Form must state the reason for approving the personal transaction. The Pre-Clearance Form allows for this documentation.

                                    (VIII) PERSONAL TRADING RESTRICTIONS.
Supervised Persons who consistently fail to undertake the required pre-trading procedures, including trading at the end of the trading day, may be required to pre-clear all personal trades, be prohibited from engaging in personal trading, or disgorge profits from personal trades in which the Supervised Persons failed to follow required procedures. Failure to comply with personal trading requirements may also be result in adverse personnel action.

         9.       QUARTERLY REPORTING REQUIREMENTS FOR PERSONAL ACCOUNTS

                  Because of the special circumstances involving trading for Personal Accounts by ZIM's Supervised Persons who have access to advisory determinations or information, the SEC requires such Supervised Persons (so-called "Advisory Representatives") to report certain of their personal transactions on a quarterly basis. At the present time, all of ZIM's Supervised Persons are considered to be Advisory Representatives due to the nature of ZIM's operations. Thus, all Supervised Persons must report all personal securities transactions, except the following:

                  o Direct obligations of the U.S. Government (but not state governments)

                  o        Bankers' Acceptances

                  o        Certificates of Deposits

                  o        Commercial Paper

                  o High quality short-term debt instruments (including repurchase agreements)

                  o        Open-end mutual fund shares (EXCEPT AS NOTED BELOW*)

*NOTE: As previously stated in this Code of Ethics, personal trades in any Mutual Fund that is advised or sub-advised by ZIM shall be included in quarterly personal trading reports. Quarterly reporting is required by new SEC. Such transactions shall be reported in Supervised Persons' quarterly reports for the quarter ending December 31, 2004.

NOTE ALSO: STATE OR LOCAL GOVERNMENT-ISSUED DEBT INSTRUMENTS ARE NOT EXCLUDED FROM THE REPORTING REQUIREMENTS FOR SUPERVISED PERSONS OF ZIM AND MAY BE CONSIDERED LIMITED INVESTMENT OPPORTUNITIES, WHICH REQUIRE PRE-CLEARANCE UNDER RULE 204A-1.

                  Finally, even though transactions that are non-volitional on the part of the Personal Account or that are part of an automatic reinvestment plan do not require pre-clearance, such transactions must be included in the Supervised Person's quarterly reports.

                           (A) SUBMISSION OF QUARTERLY REPORTS. Each Supervised
Person will submit Quarterly Personal Trading Reports (attached hereto as Exhibit G) for each of his or her Personal Accounts to ZIM showing all personal securities transactions. The brokerage account statements will be attached to the Quarterly Personal Trading Report. The Supervised Person will be asked to sign the Quarterly Personal Trading Report form and submit it to the Chief Compliance Officer within ten calendar days following the end of each calendar quarter in which trading activity took place in the Personal Account during the quarter. In signing the form, the Supervised Person is confirming compliance with ZIM's Personal Trading Policies. If no trading activity took place, the Supervised Person must still complete a Quarterly Personal Trading Report to indicate that the Supervised Person did not have reportable transactions, as required by this Code of Ethics.

                           (B) REVIEW AND RETENTION OF REPORTS. The Chief
Compliance Officer shall promptly review and compare the duplicate confirmations against the Personal Trading Pre-Clearance Forms that were prepared during the quarter to determine whether any violations of ZIM's policies or of the applicable securities laws took place. If there are any discrepancies between the Quarterly Personal Trading Report, the Personal Trading Pre-Clearance Form, and the duplicate confirmations, the Chief Compliance Officer shall promptly contact such Supervised Person to resolve the discrepancy. Upon discovering a violation of these procedures, ZIM may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. ZIM shall retain all documents required to be submitted by Supervised Person under this provision, including, without limitation, all documents referred to or incorporated therein, as part of the books and records required by the Investment Advisers Act of 1940, as amended, and related rules.


                  10.      NOTIFICATION OF INTEREST (FOR ALL SECURITIES)

                           If a Supervised Person knows that ZIM is
contemplating buying or selling any security held by a Personal Account of that Supervised Person, the Supervised Person must disclose his or her position in the security to the Chief Compliance Officer at the time the security is being discussed. This disclosure shall include the date of acquisition by the Personal Account, the size of the position held, the price paid and any other information requested by the Chief Compliance Officer. ZIM will determine what action is appropriate to avoid a conflict of interest. Such action may include requiring the Personal Account to liquidate its position in the security being contemplated for purchase by clients, or prohibiting the Personal Account from selling the security until ZIM has decided what position it will take with respect to clients.

IV.      SUMMARY

         A.       IMPORTANCE OF ADHERENCE TO PROCEDURES

                  It is very important that all Supervised Persons adhere strictly to this Code of Ethics and report any violations to the Chief Compliance Officer. Any violations of such policies and procedures may result in serious sanctions, including dismissal from ZIM. In certain cases, Supervised Persons may be required by ZIM to disgorge profits derived from transactions that have not been pre-cleared if pre-clearance was required.

         B.       ANNUAL CIRCULATION/CERTIFICATION

                  This Code of Ethics, an appendix to ZIM's Compliance Manual and any amendments to the Code of Ethics, shall be circulated at least annually to all Supervised Persons, and each supervised person shall provide a written acknowledgement of their receipt of the Code of Ethics and any amendments at least annually each Supervised Person shall be asked to certify compliance in writing pursuant to the form attached as Exhibit I of this Appendix to ZIM's Compliance Manual.

         C.       QUESTIONS

                  Any questions regarding ZIM's policies or procedures with respect to the insider trading, confidential information and conflicts of interest should be referred to the Chief Compliance Officer.

EXHIBIT A TO APPENDIX 1

                        ZACKS INVESTMENT MANAGEMENT, INC.
               SUPERVISED PERSON'S STATEMENT OF OUTSIDE ACTIVITIES

I.       OUTSIDE ACTIVITIES

List all outside activities in which you are involved (i.e.; all other current employment, involvement in investment clubs) or any other activities that relate to the business of Zacks Investment Management, Inc., or the securities industry.

      Outside Activity                             Nature of Activity

----------------------------                --------------------------------

----------------------------                --------------------------------

----------------------------                --------------------------------

----------------------------                --------------------------------

II.      OWNERSHIP OR DIRECTORSHIP(1)

List any ownership in companies (if public only, if greater than 5%), any directorship or if you are an officer of any company other than Zacks Investment Management, Inc. (indicate if none):

         Company                           Title                 % Ownership
         -------                           -----                 -----------

----------------------              -----------------         ------------------

----------------------              -----------------         ------------------

----------------------              -----------------         ------------------

NOTE: By my signature below, I confirm that I have disclosed all reportable outside activities and control positions in companies other than ZIM. Check box below to confirm that you engage in no reportable outside activities, nor hold any reportable control positions, but will amend this form as needed. |_|


-----------------------    ------------------------------      -----------------
Print Name                 Signature of Supervised Person      Date


------------------
(1) If a Supervised Person holds a control position in a company, this position will have an impact on ZIM's client transactions, in addition to the Supervised Person's personal trading activities. The Supervised Person is responsible for complying with all securities laws applicable to him or her due this ownership or other control position.

EXHIBIT B TO APPENDIX 1

                        ZACKS INVESTMENT MANAGEMENT, INC.
                         STATEMENT OF PERSONAL ACCOUNTS

         Pursuant to the Zacks Investment Management, Inc. Code of Ethics, I hereby certify that the following is a true, accurate, and complete list of all my Personal Accounts (as that term is defined in the Code of Ethics) as of the date set forth below. (The Personal Accounts shown below must include accounts in which assets are invested in investment limited partnerships and other private funds. Duplicate statements for such investments should be sent to the Chief Compliance Officer. In the event that duplicate statements for such private funds are not available, the Supervised Person must include his or her transactions in such private fund interests in a Quarterly Personal Trading Report.)

1. Name of Brokerage Firm or Other Entity Where Account is Held:

         -----------------------------------------------------------------------

         Address of Brokerage Firm or Entity Where Account is Held:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         Name(s) on the Account: -----------------------------------------------

         Account Number: -------------------------------------------------------

         Type of Account:    401(k)       IRA        Brokerage
                             Other_______________

         Date Account Opened --------------------------------------



2. Name of Brokerage Firm or Other Entity Where Account is Held:

         -----------------------------------------------------------------------

         Address of Brokerage Firm or Entity Where Account is Held:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         Name(s) on the Account: -----------------------------------------------

         Account Number: -------------------------------------------------------

         Type of Account:    401(k)       IRA        Brokerage
                             Other_______________

         Date Account Opened --------------------------------------

3. Name of Brokerage Firm or Other Entity Where Account is Held:

         -----------------------------------------------------------------------

         Address of Brokerage Firm or Entity Where Account is Held:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         Name(s) on the Account: -----------------------------------------------

         Account Number: -------------------------------------------------------

         Type of Account:    401(k)       IRA        Brokerage
                             Other_______________

         Date Account Opened --------------------------------------



4. Name of Brokerage Firm or Other Entity Where Account is Held:

         -----------------------------------------------------------------------

         Address of Brokerage Firm or Entity Where Account is Held:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         Name(s) on the Account: -----------------------------------------------

         Account Number: -------------------------------------------------------

         Type of Account:    401(k)       IRA        Brokerage
                             Other_______________

         Date Account Opened --------------------------------------



         I HEREBY CERTIFY THAT I WILL PROMPTLY SUBMIT TO THE CHIEF COMPLIANCE OFFICER AN AMENDED STATEMENT OF PERSONAL ACCOUNTS IF THE FOREGOING INFORMATION SHOULD BECOME INACCURATE OR INCOMPLETE AT ANY TIME.


------------------------------------------                ----------------------
Signature of certifying Supervised Person                          Date:

------------------------------------------
Name of certifying Supervised Person

       ADDITIONAL ACCOUNTS MAY BE DESCRIBED BY ATTACHING ADDITIONAL PAGES.

EXHIBIT C TO APPENDIX 1



(Date)

(Broker name and address)

RE:      (Supervised Person)
         (S.S.#)

Dear Sir or Madam:

Please be advised that the above-referenced person is an employee of Zacks Investment Management, Inc., a registered investment adviser. We request that you send duplicate confirmations of this employee's transactions in securities, as well as duplicate statements to the attention of:

                           Chief Compliance Officer
                           Zacks Investment Management, Inc.
                           155 North Wacker Drive, Suite 250
                           Chicago, IL 60606


This request is made pursuant to the personal trading policies of Zacks Investment Management, Inc. as required under federal securities law.

Thank you for your cooperation.

Sincerely,



Chief Compliance Officer                  - AUTHORIZATION BY SUPERVISED PERSON -

                                          --------------------------------------
                                          [Name of Supervised Person]

 cc: Supervised Person

EXHIBIT D TO APPENDIX 1

ZACKS INVESTMENT MANAGEMENT, INC.
PERSONAL SECURITIES HOLDINGS REPORT

Supervised Person's Name & Title:_______________________________________________

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------
 Date Acquired         Shares/        Security Name                      Symbol             Broker                Price
                        Amount
----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

----------------- ------------------- ------------------------------ ---------------- -------------------- --------------------

ATTACH ADDITIONAL COPIES OF THIS FORM, AS NEEDED.

I CERTIFY THAT THE FOREGOING IS A TRUE AND CORRECT LIST OF THE SECURITIES (PUBLICLY-TRADED AND PRIVATELY-ISSUED) HELD IN ALL OF MY PERSONAL ACCOUNTS, AS DEFINED IN THE ZIM'S CODE OF ETHICS.

--------------------------------------------      ------------------------------
Supervised Person's Signature                     Date

NOTE: SUPERVISED PERSONS WHO ARE "ACCESS PERSONS" (CURRENTLY ALL ZIM SUPERVISED PERSONS) ARE REQUIRED TO SUBMIT AN INITIAL AND AN ANNUAL HOLDINGS REPORT. SUPERVISED PERSONS MAY ATTACH THEIR CURRENT BROKERAGE STATEMENTS, WHICH SHOW THEIR PERSONAL SECURITIES, TO THEIR QUARTERLY REPORT FOR THE PERIOD ENDING DECEMBER 31ST EACH YEAR, WHICH IS DUE BY JANUARY 30TH. IF PRIVATELY ISSUED SECURITIES ARE OWNED AND NOT SHOWN ON A BROKERAGE STATEMENT, THE SUPERVISED PERSON MUST COMPLETE THIS FORM TO DISCLOSE ALL SUCH HOLDINGS. NOTE FURTHER: THIS FORM MAY ALSO BE USED FOR QUARTERLY PRIVATELY ISSUED TRANSACTION REPORTS.

EXHIBIT E TO APPENDIX 1

                        ZACKS INVESTMENT MANAGEMENT, INC.
                PERSONAL TRADING EMAIL REPORT/PRE-CLEARANCE FORM

SUPERVISED PERSON: NAME AND TITLE: _____________________________________________

DATE OF TRANSACTION(S): ________________________

------------ ------- ------- --------------------- ------------------------------ ----------- --------------- ----------------
  Time of     Buy     Sell      Shares/Amount              Security Name            Symbol        Broker           Price
   Trade
------------ ------- ------- --------------------- ------------------------------ ----------- --------------- ----------------

------------ ------- ------- --------------------- ------------------------------ ----------- --------------- ----------------

------------ ------- ------- --------------------- ------------------------------ ----------- --------------- ----------------

------------ ------- ------- --------------------- ------------------------------ ----------- --------------- ----------------

------------ ------- ------- --------------------- ------------------------------ ----------- --------------- ----------------

------------ ------- ------- --------------------- ------------------------------ ----------- --------------- ----------------

PRE-CLEARANCE CHECKLIST (CHECK BOX OR BOXES BELOW):
-------- -----------------------------------------------------------------------
         I have confirmed that ZIM is not considering or currently placing trades for ZIM's clients any security listed above and that the security was not or is not on a ZIM Restricted List..
-------- -----------------------------------------------------------------------
         If ZIM is placing client trades in any security listed above and they cannot be blocked, I will wait until all client trades have been completed prior to placing personal trades.
-------- -----------------------------------------------------------------------
         If the personal transaction is a Limited Trading Opportunity (including, but not limited to, IPO's, secondaries, private equities, private funds, or any other thinly traded security), I have confirmed that the transaction has been considered, but not selected, for clients.
-------- -----------------------------------------------------------------------
         I confirm that I was not in possession of inside information when placing any personal trade set out above.
-------- -----------------------------------------------------------------------
         The personal trade does not involve short term trading of less than 60 days.
-------- -----------------------------------------------------------------------


I CONFIRM THAT I HAVE COMPLIED WITH ZIM'S PERSONAL TRADING COMPLIANCE POLICIES AND PROCEDURES AND ALL APPLICABLE FEDERAL SECURITIES LAWS IN PLACING THE FOREGOING PERSONAL TRANSACTION(S). DESCRIBE ANY OTHER ISSUE THAT SHOULD BE DOCUMENTED CONCERNING PERSONAL TRADE:


SUPERVISED PERSON'S SIGNATURE: _____________________________________


APPROVAL BY CHIEF COMPLIANCE OFFICER:

I HAVE REVIEWED THE FOREGOING PLANNED TRANSACTION(S). BASED UPON THE INFORMATION PROVIDED AND IN LIGHT OF ZIM'S INVESTMENT STRATEGIES FOR ITS PRIVATE FUNDS, THE PLANNED TRANSACTION(S) ARE APPROVED.


CHIEF COMPLIANCE OFFICER: ________________________________

EXHIBIT F TO APPENDIX 1


                        ZACKS INVESTMENT MANAGEMENT, INC.
   SUPERVISED PERSON'S CONFIRMATION OF NO PERSONAL SECURITIES TRADING ACCOUNTS



TO:______Chief Compliance Officer

RE:______Initial or Annual Confirmation

                  I have no direct or indirect beneficial, legal equitable interest in any securities trading account, and I do not, directly or indirectly, beneficially, legally, or equitably have any interest of any kind or nature whatsoever therein or in any instrument constituting or which might be deemed to constitute a security, as such term is defined in its broadest sense under the securities laws administered by the United States Securities and Exchange Commission.

                  In the event that the accuracy of this statement changes in any way, I will immediately notify the Chief Compliance Officer and will provide a list of all securities in which I have a direct or indirect equitable interest to the Chief Compliance Officer. I will also comply with all other policies and procedures adopted by Zacks Investment Management, Inc. governing personal trading in its Supervised Persons' Personal Accounts. Additionally, I will annually confirm that I have no securities trading accounts, if that remains true.



--------------------------------              ----------------------------------
Date                                          Signature

                                              ----------------------------------
                                              Name (printed)

EXHIBIT G TO APPENDIX 1

                        ZACKS INVESTMENT MANAGEMENT, INC.
                        QUARTERLY PERSONAL TRADING REPORT

Quarterly Personal Trading Report for the quarter ending:  _____________________

Supervised Person's Name:  _____________________________________________________

CHECK THE APPLICABLE STATEMENT BELOW (AT LEAST ONE MUST BE CHECKED):

___ Attached to this report are copies of all confirmation statements from the broker, dealer, or bank with or through which the transaction was effected for the last calendar quarter and/or a list (the Holdings Report form can be used for privately-issued securities) that shows all my transactions in privately-issued securities. These confirmation statements or lists include:

                  1) The date of the transaction, the title and as applicable the number of shares, the exchange ticker symbol or CUSIP number, the interest rate and maturity and the principal amount of each security involved;

                  2) The nature if the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                  3)       The price at which the transaction was effected; and

                  4) The name of the broker, dealer, or bank with or through which the transaction was effected.

___ I confirm that I am currently causing each broker, dealer, bank or other custodian for each my personal securities trading accounts to forward duplicate confirmations to ZIM's Chief Compliance Officer.

___ I did not have any reportable personal trades during this reporting quarter.

FURTHER, I REPRESENT AND CONFIRM THE FOLLOWING:

                  1) The statements made in this report are true and complete to the best of my knowledge and belief.

                  2) No transactions were placed in any security while on a "black out" list.

                  3) This report reflects all personal securities transactions in publicly-traded and privately-issued securities in which I have a beneficial interest.

                  4) This report includes all of my Personal Accounts, as defined in the Zacks Investment Management, Inc. Code of Ethics.

Supervised Person's Signature:  ______________________________

Date:  _________________

THIS REPORT IS TO BE SUBMITTED TO THE COMPLIANCE OFFICE ON OR BEFORE JANUARY 30TH, APRIL 30TH, JULY 30TH AND OCTOBER 30TH OF EACH YEAR AND SHALL REFLECT TRANSACTIONS OCCURRING DURING THE REPORTING QUARTER. THIS REPORT SHALL INCLUDE ALL TRANSACTIONS IN SECURITIES IN WHICH THE PERSON COMPLETING THIS REPORT HAS A DIRECT OR INDIRECT BENEFICIAL INTEREST. NOTE: THIS CHANGE IS EFFECTIVE AS OF JANUARY 2005; THUS, REPORTS FOR THE PERIOD ENDING DECEMBER 31, 2004 WILL BE DUE ON JANUARY 30, 2005.

EXHIBIT H TO APPENDIX 1


                        ZACKS INVESTMENT MANAGEMENT, INC.

                 SUPERVISED PERSON'S DISCIPLINARY REPORTING FORM

The purpose of this form is to permit Zacks Investment Management, Inc. ("ZIM") to accurately respond to the questions in its Form ADV Part 1 regarding the disciplinary and related events of its "advisory affiliates." You need to complete this form because you are considered to be an "advisory affiliate" of ZIM for disciplinary reporting purposes. Please contact the Chief Compliance Officer if you are unsure of how to respond to a particular question.

You may limit your response to any item listed below to events that have happened in the last ten years. (For purposes of calculating this ten-year period, the date of an event is the date the final order, judgment, or decree was entered, or the date any rights of appeal from preliminary orders, judgments, or decrees lapsed.) One event may result in "yes" answers to more than one of the questions below.

                                                                                                                 YES     NO
A. In the past ten years, have you:
         (1)      been convicted of or pled guilty or nolo contendere ("no contest") in a domestic, foreign,     |_|     |_|
                  or military court to any felony?
         (2)      been charged with any felony (i.e. do you have any felony charges currently pending)?          |_|     |_|


B. In the past ten years, have you:
         (1)      been convicted of or pled guilty or nolo contendere ("no contest") in a domestic, foreign,     |_|     |_|
                  or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?
         (2)      been charged with a misdemeanor listed in Item B.(1) (i.e. do you have any misdemeanor         |_|     |_|
                  charges currently pending)?

C. Has the SEC or the Commodity Futures Trading Commission (CFTC) ever:
         (1)      found you to have made a false statement or omission?                                          |_|     |_|
         (2)      found you to have been involved in a violation of SEC or CFTC regulations or statutes?         |_|     |_|
         (3)      found you to have been a cause of an investment-related business having its authorization      |_|     |_|
                  to do business denied, suspended, revoked, or restricted?
         (4)      entered an order against you in connection with investment-related activity?                   |_|     |_|
         (5)      imposed a civil money penalty on, or ordered you or any advisory affiliate to cease and        |_|     |_|
                  desist from any activity?


                                       1

D. Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:
         (1)      ever found you to have made a false statement or omission, or been dishonest, unfair, or       |_|     |_|
                  unethical?
         (2)      ever found you to have been involved in a violation of investment-related regulations or       |_|     |_|
                  statutes?
         (3)      ever found you to have been a cause of an investment-related business having its               |_|     |_|
                  authorization to do business denied, suspended, revoked, or restricted?
         (4)      in the past ten years, entered an order against you in connection with an                      |_|     |_|
                  investment-related activity?
         (5)      ever denied, suspended, or revoked your registration or
                  license, or otherwise prevented |_| |_| you, by order, from
                  associating with an investment-related business or restricted your activity?

E. Has any self-regulatory organization or commodities exchange ever:
         (1)      found you to have made a false statement or omission?                                          |_|     |_|
         (2)      found you to have been involved in a violation of its rules (other than a violation            |_|     |_|
                  designated as a "minor rule violation" under a plan approved by the SEC)?
         (3)      found you to have been the cause of an investment-related
                  business having its authorization to do business denied, suspended,                            |_|     |_|
                  revoked, or restricted?
         (4)      disciplined you by expelling or suspending you from
                  membership, barring or suspending you |_| |_| from association
                  with other members, or otherwise restricting your activities?

F.       Has an authorization to act as an attorney, accountant, or federal contractor granted                   |_|     |_|
         to you ever been revoked or suspended?

G.       Are you now the subject of any regulatory proceeding that could result in a "yes" answer to any part    |_|     |_|
         of Items C., D. or E.?

H.       (1)      Has any domestic or foreign court:
                  (a) in the past ten years, enjoined in connection with any investment-related activity?        |_|     |_|
                  (b) ever found that you were involved in a violation of investment-related statutes or         |_|     |_|
                      regulations?
                  (c) ever dismissed, pursuant to a settlement agreement, an investment-related civil            |_|     |_|
                      action brought against by a state or foreign financial regulatory authority?

         (2)      Are you now the subject of any civil proceeding that could result in a "yes"                   |_|     |_|
                  answer to any part of Item H.(1)?

PLEASE NOTE THAT A "YES" RESPONSE TO ANY OF THE PREVIOUS QUESTIONS WILL REQUIRE YOU TO PROVIDE THE COMPLIANCE OFFICER WITH ADDITIONAL AND COMPLETE INFORMATION REGARDING THE EVENT(S).

I HEREBY CONFIRM THAT EITHER THERE ARE NO EVENTS THAT WOULD CAUSE ME TO ANSWER "YES" TO ANY QUESTIONS LISTED ABOVE, OR, OTHER THAN AS SHOWN ABOVE, THERE ARE NO OTHER EVENTS THAT WOULD REQUIRE ADDITIONAL "YES" ANSWERS.

I ACKNOWLEDGE THAT I AM REQUIRED BY FEDERAL SECURITIES LAWS TO IMMEDIATELY INFORM THE COMPLIANCE OFFICER OF ANY EVENTS THAT WOULD CAUSE ME TO ANSWER "YES" TO ANY QUESTION (OR ADDITIONAL QUESTIONS) LISTED ABOVE.



---------------------------------------              ------------------------
PRINT NAME                                           TITLE


---------------------------------------              ------------------------
SIGNATURE                                            DATE

                        DISCLOSURE REPORTING PAGES (DRPS)


REQUIRED REPORTING BY THE CHIEF COMPLIANCE OFFICER:

For each "yes" answer to Items A.(1), A.(2), B.(1) and B.(2), complete a Criminal Action DRP.

For each "yes" answer to Items C.(1), C.(2), C.(3), C.(4), C.(5), D.(1), D.(2),
D.(3), D.(4), D.(5), E.(1), E.(2), E.(3), E.(4), F. and G., complete a
Regulatory Action DRP.

For each "yes" answer to Items H.(1) or H.(2), complete a Civil Judicial Action DRP.

Use a separate DRP for each event or proceeding. The same event or proceeding may be reported for more than one person or entity using one DRP.

Once a "yes" answer on a Supervised Person's Disciplinary Reporting Form has been identified and the appropriate DRP(s) completed for the event(s), a Form ADV Part 1 amendment must be filed on the IARD by ZIM, checking the corresponding Form ADV Item 11. questions "yes" and completing the appropriate DRP(s).

If a DRP for a ZIM employee's event(s) has already been submitted on either the CRD or the IARD by another broker or investment adviser, then no information other than Part 1 of the DRP must be completed and submitted on the IARD by ZIM.

After 10 years from the date of the event(s), ZIM may submit a Form ADV Part 1 amendment on the IARD removing the disclosure for the event(s). (For purposes of calculating this ten-year period, the date of an event is the date the final order, judgment, or decree was entered, or the date any rights of appeal from preliminary orders, judgments, or decrees lapsed.)

A Supervised Person's Disciplinary Reporting Form should be completed by any employee who meets the definition of an "ADVISORY AFFILIATE*": (i) upon hire,
(ii) upon any change in the information contained in a previously completed form, and (iii) at least annually in preparation of ZIM's annual Form ADV Part 1 amendment filing on the IARD.

Supervised Person's Disciplinary Reporting Forms are part of ZIM's books and records and should be kept in each Supervised Person's file in the place and for the timeframe required by ZIM's books and records policy.


------------------
* ZIM'S "ADVISORY AFFILIATES" ARE: 1) ALL OF ZIM'S OFFICERS, PARTNERS, OR DIRECTORS (OR ANY PERSON PERFORMING SIMILAR FUNCTIONS); (2) ALL PERSONS/ENTITIES DIRECTLY OR INDIRECTLY CONTROLLING OR CONTROLLED BY ZIM; AND (3) ALL OF ZIM'S CURRENT SUPERVISED PERSONS (OTHER THAN SUPERVISED PERSONS PERFORMING ONLY CLERICAL, ADMINISTRATIVE, SUPPORT OR SIMILAR FUNCTIONS).

EXHIBIT I TO APPENDIX 1


                        ZACKS INVESTMENT MANAGEMENT, INC.

                         ANNUAL COMPLIANCE CERTIFICATION

         I hereby certify that during calendar year ____, I have complied with my obligations under the Code of Ethics of Zacks Investment Management, Inc. ("ZIM") in effect during that period, including the obligations not to purchase or sell Publicly-Traded Securities on the basis of material, nonpublic information in my possession and to provide ZIM's Chief Compliance Officer with duplicate confirmations, monthly reports, and quarterly reports reflecting all purchases and sales of Publicly-Traded Securities for my Personal Accounts.

         I further certify that I have provided to ZIM information on all of my Personal Accounts, including all brokerage accounts in which I (or others whose accounts are deemed to be my Personal Accounts) place my (or their) own trades.

         In addition, I certify that I have provided ZIM with all required reports concerning my investments in Privately Issued Securities (including state government obligations) and have complied with the pre-clearance requirements.

         Capitalized terms used without definition in this Certification have the meanings given to them in the Code of Ethics.


Dated:
       -------------------------------------

--------------------------------------------
Signature

--------------------------------------------
Name of Supervised Person (typed or printed)



NOTE: IN LIEU OF USING THE PRECEDING FORM, ZIM WILL GENERALLY USE THE MASTER COMPLIANCE ACKNOWLEDGEMENT AND CERTIFICATION FORM FOUND IN REVIEWS OF COMPLIANCE PROGRAM, APPENDIX 10 TO THIS COMPLIANCE MANUAL, WHICH INCLUDES COMPLIANCE WITH THE CODE OF ETHICS AND EACH OF ITS SUB-CATEGORIES.